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                                                                    Exhibit 3.23

                            ARTICLES OF INCORPORATION

                                       OF

                                TOTAL TRIM, INC.

                   TO THE JUDGE OF LAUDERDALE COUNTY, ALABAMA:

                  The undersigned, Deborah A. Palmer, who is over the age of twenty-one (21) years, desires to organize a body corporate under the laws of the State of Alabama, and hereby signs and files these Articles of Incorporation as follows:


                                   ARTICLE I

                                     NAME

                         The name of the Corporation is:

                                Total Trim, Inc.



                                   ARTICLE II

                                    PURPOSE

                  The nature of the business and the objects and purpose to be transacted, promoted and carried on by the Corporation are to do any and all things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

                  (1) To make estimates for itself and for others, and to bid upon, enter into, and Carry out contracts for the installation of doors of every kind and description. To manufacture or otherwise produce, buy, sell, and deal in building materials, and all kinds of materials, supplies, and equipment for carpenters, builders, electricians, engineers, and contractors. To acquire, use, employ, sell, and deal in all suitable means, apparatus, machinery, contrivances, equipment, and facilities for prosecuting its business.

                  (2) To manufacture, purchase, lease, or otherwise acquire, and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in and with

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goods, wares, fixtures, merchandise and personal property and all articles of commerce of every class and description, wherever situated.

                  (3) To purchase, acquire, hold, own, mortgage, sell, convey, lease, or otherwise deal in real and personal property of every class and description in any state, district, territory, colony, or foreign country, subject to the laws of each state, district, territory, colony or foreign country.

                  (4) To acquire the goodwill, rights and property, the whole or any part of the assets, tangible or intangible, and to undertake or assume the whole or any part of the liabilities of any person, firm, association or corporation; to pay for the same in cash or the stock or other securities of the Corporation, or by undertaking or assuming the obligations and liabilities of the transferor, or otherwise; to hold, or in any manner dispose of the whole or any part of the property so acquired, and to exercise all the powers necessary in management of any such business.

                  (5) To borrow or raise money for any of the purposes of the Corporation, without limit as to amount, and in connection therewith to grant collateral or other security either alone, or jointly with any other person, firm or corporation, by mortgage, pledge, deed of trust, or otherwise, and to make, execute, draw, accept, endorse, discount, pledge, issue, sell or otherwise dispose of warrants, promissory notes, drafts, bills of exchange, bonds, debentures and other evidences of indebtedness, negotiable nor non-negotiable, transferable or nontransferable and to confer upon the holders or any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors, to the extent permitted under the general corporation law of the State of Alabama; to lend and advance money, either with or without security, to lend and advance money, either with or without security, to extend credit, take notes, open accounts and every kind and nature of evidence of indebtedness and collateral security in connection therewith.

                  (6) To endorse, guarantee, and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations also to assume and guarantee the whole or any part of the liabilities, existing, or prospective, of any other person, corporation, firm or association, including without limitation any employee, officer, director or shareholder of the Corporation, or any person who may have served at its request as a director or officer of another corporation; and to aid in any manner guaranteed by the

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Corporation, and to do any other acts and things for the preservation, protection, improvement or enhancement of the value of such stock, bonds, or other obligations.

                  (7) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, hypothecate or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, mortgages, choses in action and evidences of indebtedness issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and covering any kind, description or character of real or personal property, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

                  (8) To acquire by lease, purchase, gift, devise, contract, concession, or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, sublease, enjoy, control, manage or otherwise turn to account, mortgage, grant, sell, exchange, convey or otherwise dispose of, wherever situated within or without the State of Alabama, any and all real estates, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estate, hereditaments, interests, and properties of every kind, nature and description whatsoever.

                  (9) To adopt, apply for, obtain, register, produce, take, purchase, exchange, lease, hire, acquire, secure, own, hold, use, operate, contract or negotiate for, take licenses or other rights in respect of, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in and turn to account, letters patent, patents, patent rights, patents applied for, or to be applied for, trademarks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, licenses, processes, date and formulae of any and all kinds granted by or recognized under or pursuant to the laws of the United States of America, or of any state thereof, or of any other country or countries whatsoever, and with a view to the working and development of same, to carry on any business, which the Corporation may think calculated, directly or indirectly, to effectuate these objects.

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                  (10) To purchase, hold, sell and reissue shares of its own capital stock and other securities issued by it front time to time; and in that connection, to purchase shares of stock issued by it to the extent of capital surplus or any other type of surplus available thereof.

                  (11) To enter into, make and perform contracts of every kind and description with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony dependency thereof.

                  (12) To have one or more offices to carry on all of its operations and businesses without restriction or limit as to amount, both within and without this state, other states, districts, territories, possessions, or colonies of the United States, and in any and all foreign countries, in any lawful manner.

                  (13) To carry on any other business in connection with the foregoing.

                  (14) To organize, incorporate and reorganize subsidiary corporations, joint stock companies, and associations for any purpose permitted by law.

                  IN GENERAL, to do any and all things hereinbefore set forth and such other things as are incidental or conducive to the attainment of the objects and purposes of this Corporation as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with, as partner or otherwise any person, firm, association, corporation, or any entity of whatsoever kind, and to do such acts and things and to exercise any and such powers to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to this Corporation.

                  It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this Article II of these Articles of Incorporation shall not be limited or restricted by reference to or inference from the terms of any other paragraph or of any other Article in these Articles and each of the Articles or paragraphs of these Articles shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and laws of the State of Alabama, nor shall the expression of one thing be deemed to exclude another, although it be of like nature.

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                                   ARTICLE III

                               PERIOD OF DURATION

          The period of duration of the Corporation shall be perpetual.


                                   ARTICLE IV

                       INITIAL REGISTERED OFFICE AND AGENT

                  The Corporation's initial registered office and mailing address shall be 3110 Kendall Drive, Florence, Alabama 35630. The registered agent at said address shall be Deborah A. Palmer.


                                    ARTICLE V

                                     CAPITAL

                  The total authorized capital stock of the Corporation is 1,000 shares of common stock with a par value of $ .01 per share.


                                   ARTICLE VI

                                  INCORPORATOR

             The name and address of the incorporator is as follows:

                  NAME                                ADDRESS
                  ----                                -------

                  Deborah A. Palmer                  3110 Kendall Drive
                                                     Florence, Alabama 35630


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                                   ARTICLE VII

                                    DIRECTORS

                  The number of directors constituting the initial Board of Directors of the Corporation is one (1), and the name and address of the first director of the Corporation who is to serve as director until the first annual meeting of shareholders or until their successors are elected and shall qualify is:

                  NAME                                ADDRESS
                  ----                                -------

                  Deborah A. Palmer                  3110 Kendall Drive
                                                     Florence, Alabama 35630

                  The shareholders of the Corporation shall have the right, at any regular or special meeting of the shareholders, to remove any or all of the directors, with or without cause, and shall have the right at the same meeting to rail any vacancy created by such removal.

                  In furtherance, not in limitation, of the powers conferred upon the Board, said Board is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute applicable to such action or by these Articles of Incorporation, to exercise all of the powers, rights, and privileges of the Corporation and do all acts and things which may be done by the Corporation, and particularly among other things:

                  (a) In the interval, between meetings of the shareholders, to make, alter and repeal by-laws of the Corporation not inconsistent with these Articles of Incorporation, subject to the power of the Shareholders to alter and repeal by-laws made by the Board of Directors, which action by the directors shall fully protect third parties in dealing with the Corporation during any such interval;

                  (b) To determine whether any, and if any, what part of the surplus of the Corporation available for distribution as dividends shall be declared and paid in dividends to the shareholders, and whether or not in cash or capital stock of the Corporation or in any other property, and generally to determine and direct the use and disposition of any such surplus; and to fix the times for the declaration and payment of dividends;

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                  (c) From time to time, to fix the amount to be reserved
over and above the stated capital of the Corporation and to determine and direct how amounts so reserved shall be used;

                  (d) From time to time, and without limit as to amount, to borrow or otherwise raise money for any of the purposes of the Corporation; to authorize the issuance of bonds, debentures, notes or other obligations of the Corporation, of any nature, or in any manner, and to authorize the creation of mortgages upon, or the pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, whether at the time owned or thereafter acquired, including contract rights, to secure the payment of any such bonds, debentures, notes or other obligations or the interest thereon; and to authorize the sale or pledge or other disposition of such bonds, debentures, notes, or other obligations of the Corporation for its corporate purposes;

                  (e) To provide, subject to the requirements of law, these Articles of Incorporation and the by-laws of the Corporation, for the holding of stockholders' and directors' meetings within or without the State of Alabama at such place or places as may from time to time be designated by resolution of the Board of Directors, and to provide for an office or offices and for the keeping of the books of the Corporation (subject to the provisions of any applicable statutes) within or without the State of Alabama;

                  (f) To take any action required or permitted to be taken at any meeting of the Board or of any committee thereof without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and if such written consent is filed with the minutes or proceedings of the Board or committee.


                                  ARTICLE VIII

                          NON-LIABILITY OF SHAREHOLDERS
                               FOR CORPORATE DEBT

                  Except as provided herein, the shareholders shall not be personally liable for the payment of the Corporation's debts and obligations to any extent whatsoever.

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                                   ARTICLE IX

                                    CONTRACTS

                  No contract or other transaction between the Corporation any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the corporation and if either:

                  (a) A majority of the directors shall constitute a quorum for the transaction of business, unless the bylaws shall provide that a different number shall constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum is present shall be tile act of the board of directors, unless the act of a greater number is required by the bylaws.

                  (b) If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above, or the refusal of any director present to vote.


                                    ARTICLE X

                                 INDEMNIFICATION

                  The Corporation shall have the power to reimburse and indemnify any and all persons who may have served at its request as a director, or officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation to the extent permitted by Section 10-2A-21 of the Alabama Business Corporation Act, or as it may hereafter be amended. Such indemnification shall not be deemed exclusive of any other rights to which one so indemnified may be entitled under any applicable laws, by-laws, agreements, vote of shareholders, or otherwise.

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                                   ARTICLE XI

                                PREEMPTIVE RIGHTS

                  Shareholders shall have preemptive rights.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  All heading and captions are for reference only and are not to be construed as part of the Articles. Throughout these Articles the masculine gender shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, and vice-versa, whenever the context admits such construction.

                  IN WITNESS WHEREOF, the undersigned incorporator hereunto subscribes his signature to the Articles of Incorporation, effective this 5th day of November, 1992.

WITNESS:                                 INCORPORATOR:



/s/ Marilyn Marks                        /s/ Deborah A. Palmer
-------------------------------          -------------------------------
                                         Deborah A. Palmer

This instrument prepared by:

Conrad C. Pitts, Esq.
KELLER & PITTS
P.O. Box 1436
Florence, AL  35630

(205) 764-5822